Exhibit 4.4

THIS WARRANT AND ANY SECURITIES OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE’S SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

CHEROKEE INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: [●]

FOR VALUE RECEIVED, Cherokee Inc., a Delaware corporation (the “Company”), hereby grants to [●], or its registered assigns (the “Registered Holder”) the right to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1A below), up to [●] shares (as such number of shares shall be adjusted from time to time in accordance with Section 2 hereof) of the Company’s Common Stock, par value $0.02 per share, at a per share purchase price equal to the “Exercise Price” (as defined in Section 4 below). This Warrant is issued pursuant to the terms of that certain Exchange Agreement dated as of August 3, 2018, between the Company, the Registered Holder, and the other parties thereto (the “Exchange Agreement”). The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price to be paid for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.Exercise of Warrant.

1A.Exercise Period. The Registered Holder may exercise, in whole or part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance hereof and prior to 5:00 p.m. (New York City time) on the seventh anniversary of the Date of Issuance (the “Exercise Period”).

1B.Exercise Procedure.

(i)This Warrant shall be deemed to have been exercised when the Company has received all of the following items prior to the expiration of the Exercise Period at its principal office (the “Exercise Time”):

(a)a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or any portion of the purchase rights represented by this Warrant (the “Purchaser”);

(b)if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case exercise of this Warrant by the Purchaser is subject to and conditioned upon the Registered Holder having complied with the provisions set forth in Section 6 hereof; and

(c)payment of the aggregate Exercise Price due upon exercise of this Warrant, as contemplated in Section 1C.

(ii)The Company shall cause its transfer agent to deliver certificates evidencing the Warrant Shares purchased upon exercise of all or any portion of this Warrant to the Purchaser (or to a broker or other person as directed thereby) within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

(iv)The issuance of certificates evidencing Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares. Each Warrant Share issuable upon exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issuance thereof (other than transfer restrictions under applicable securities laws).

(v)The Company shall not close its books against the transfer of this Warrant or of any Warrant Share issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares obtainable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vi)The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company). If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed on any national securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, use its best efforts to list and keep listed on such exchange or quotation system, upon official notice of issuance, all shares of such capital stock.

(vii)The Company shall at all times reserve and keep available out of its authorized capital stock the number of shares of its Common Stock issuable upon the exercise of this Warrant solely for the purpose of issuance upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action that would cause the number of authorized but unissued shares of its Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

1C.Exercise Agreement. Upon any exercise of this Warrant, a completed Exercise Agreement substantially in the form of Exhibit I attached hereto, executed by the Purchaser shall be delivered to the Company prior to the expiration of the Exercise Period; provided that if the Warrant Shares are to be issued to a Person other than the Person whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates evidencing the Warrant Shares are to be issued; provided further, if the number of Warrant Shares to be issued does not include all the Warrant Shares obtainable hereunder, the Exercise Agreement shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof. At the option of the holder of this Warrant, payment of the Exercise Price shall be made (x) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (y) tender to the Company for cancellation of debt obligations of the Company or its subsidiaries owing to the Registered Holder exercising this Warrant of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares issuable upon such exercise, or (z) by any combination of such methods.

Section 2.Adjustments.

2A.Subdivision or Combination of Stock. If and whenever after the Date of Issuance the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

2B.Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in any case is effected in such a way that the holders of its outstanding shares of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holder of this Warrant) to ensure that the Registered Holder of this Warrant shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore obtainable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the Registered Holder had exercised this Warrant immediately prior to the Organic Change) with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder of this Warrant) with respect to the Registered Holder’s rights and interests to ensure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to this Warrant and to such shares, securities and/or assets to be distributed. The Company shall not affect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder of this Warrant), the obligation to deliver to the Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2C.Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s board of directors shall make an appropriate adjustment in the Exercise Price and an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of this Warrant.

2D.Notices.

(i)Immediately upon any adjustment of the Exercise Price or the number of Warrant Shares acquirable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)The Company shall give written notice to the Registered Holder at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give written notice to the Registered Holder at least 10 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

Section 3.Dividends. If and whenever after the Date of Issuance the Company declares or pays a dividend or makes any other distribution upon the Common Stock except for a stock dividend payable in shares of Common Stock covered by Section 2C (a Dividend”), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof an amount equal to the Dividend which would have been paid to the Registered Holder on the Warrant Shares had this Warrant been fully exercised immediately prior to the date on which the record was taken for such Dividend or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 4.Definitions. The following terms have meanings set forth below:

“Common Stock” means the Company’s Common Stock, $0.02 par value per share, as established on the Closing Date and any shares into which such shares shall have been changed or resulting from the reclassification thereof.

“Exercise Price” means $0.50 per share.

“Market Price” of any security, where such security is not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market (a “Tradeable Security”), means the fair value thereof determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within 15 business days, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Registered Holder. Such determination shall be based on the aggregate equity value of the Company divided by the number of issued and outstanding shares thereof on a fully diluted basis, and there shall be no discount for minority interests in, or a lack of liquidity of securities of, the Company. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser. Where such security is a Tradeable Security, “Market Price” shall be the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 31 days consisting of the day as of which “Market Price” is being determined and the 30 consecutive business days prior to such day.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Warrant Share” means any share of Common Stock obtained or obtainable upon the exercise of this Warrant; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term “Warrant Share” shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Warrant Shares” means, collectively, each Warrant Share obtained or obtainable upon the exercise of this Warrant.

Section 5.No Rights as a Stockholder; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting or consent rights or other rights as a stockholder of the Company, or to otherwise (except as may be required pursuant to Section 3) be deemed to be a holder of any shares of capital stock of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of the Registered Holder for any further payment in respect of the Warrant Shares or as a shareholder of the Company. The Company will transmit to each Registered Holder such information, documents and reports as are generally distributed thereof to the stockholders of the Company; provided, that the filing by the Company of any such materials on the EDGAR system of the Securities and Exchange Commission shall be deemed to satisfy the Company’s obligation to deliver such material to the Registered Holder.

Section 6.Transfer of Warrant. This Warrant and all rights hereunder are subject to the transfer conditions referred to in the legend imprinted hereon. Any permitted transfer of this Warrant shall be effectuated by surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II attached hereto) at the principal office of the Company.

Section 7.Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein collectively as the “Warrant.”

Section 8.Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant and/or any certificate evidencing Warrant Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor, its own agreement providing customary indemnification shall be satisfactory) or, in the case of any such mutilation, upon surrender of this Warrant and/or such certificate (as applicable), the Company shall (at its expense) execute and deliver, in lieu of this Warrant and/or such certificate, a new Warrant and/or certificate of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant and/or certificate (as applicable).

Section 9.Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (i) to the Company at its principal executive offices and (ii) to the Registered Holder of this Warrant as provided in the Exchange Agreement.

Section 10.Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holder(s) of a majority of the purchase rights represented by this Warrant and the other Warrants issued pursuant to the Exchange Agreement; provided that, except as otherwise expressly provided herein, (a) no such amendment or waiver shall decrease the number of Warrant Shares issuable upon the exercise of any Warrant or the manner of exercise or the amount of any payment due upon the exercise without the prior written consent of the holder of such Warrant and (b) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Section 11.Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 12.Governing Law. This Warrant shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 13.Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder of this Warrant or of any Warrant Shares shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.

Section 14.Remedies. No remedy conferred in this Warrant on the holder of any Warrant or Warrant Shares is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other agreement, document or instrument or now or hereafter existing at law or in equity or by statute or otherwise.

Section 15.Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, the holder or holders of this Warrant and, as applicable, of any Warrant Shares, to the extent provided herein, and shall be enforceable by such holder or holders.

Section 16.Entire Agreement; Partial Invalidity, etc. This Warrant embodies the entire agreement and understanding between the holder hereof and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares, the Company shall make a cash payment therefore equal in amount to the product of the applicable fraction multiplied by the Market Price then in effect.

Section 18.Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Section 19.Representations of Registered Holder. In connection with the issuance of this Warrant, the Registered Holder specifically represents to the Company by acceptance of this Warrant as follows:

(a)The Registered Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Registered Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act;

(b)The Registered Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Registered Holder’s investment intent as expressed herein;

(c)The Registered Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act. The holder understands and agrees that the Company is under no obligation to register this Warrant under the Securities Act; and

(d)The Registered Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

Section 20.No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Registered Holder in order to protect the exercise rights of the Registered Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

Section 21.Equitable Relief. Each of the Company and the Registered Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

* * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and dated as of the Date of Issuance.

CHEROKEE INC.

By:
Its:

[Signature Page to Common Stock Purchase Warrant]